Exhibit 99.1
BANKING ● PRIVATE WEALTH MANAGEMENT ● TRUST SERVICES July 31, 2025 INVESTOR PRESENTATION | SECOND QUARTER 2025

Copyright © 2023 First Foundation Inc. All Rights Reserved 1 Safe Harbor Statement This report includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our expectations and beliefs about our future financial performance and financial condition, potential loan sales, as well as trends in our business and markets. Forward-looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "outlook," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." The forward-looking statements in this report are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this report and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to, changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in our strategic plan, and our ability to successfully implement such plan; recent turnover in our Board of Directors and our executive management team; the risk of incurring credit losses, which is an inherent risk of the banking business; the quality and quantity of our deposits; adverse developments in the financial services industry generally such as bank failures and any related impact on depositor behavior or investor sentiment; risks related to the sufficiency of liquidity; the risk that we will not be able to maintain growth at historic rates or at all; the risk that we will not be able to access the securitization market or otherwise sell loans on favorable terms or at all; the risk that we may not be able to fully utilize our deferred tax asset, and could be required to establish a full or partial valuation allowance, which would result in a charge to operating income; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with changes in interest rates, which could adversely affect our interest income, interest rate margins, and the value of our interest-earning assets, and therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; negative impacts of news or analyst reports about us or the financial services industry; the impacts of inflation on us and our customers; the impacts of tariffs and trade policies of the U.S. and its global trading partners and uncertainty regarding the same; results of examinations by regulatory authorities and the possibility that such regulatory authorities may, among other things, limit our business activities or our ability to pay dividends, or impose fines, penalties or sanctions; the risk that we may be unable or that our board of directors may determine that it is inadvisable to resume the payment of dividends; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other documents we file with the SEC from time to time. We urge readers of this report to review those reports and other documents we file with the SEC from time to time. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this report, which speak only as of today's date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this report or in the above-referenced reports, whether as a result of new information, future events or otherwise, except as may be required by law or NYSE rules. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used when management believes them to be helpful in understanding the Company's results of operations or financial position. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Building a Premier, Client-Focused Commercial & Private Bank with Robust Capital, Credit and Earnings Power

Where We Are Today

Building Blocks For Growth

$11.6	$5.3	$1.2
Billion in Bank Assets	Billion in Assets Under Management	Billion in Trust Assets Under Advisement

- First Foundation has **30** branch/office locations in five states: CA, TX, NV, HI, and FL
- ✓ Presence in attractive and growing markets
- ✓ Significant commercial opportunities
- ✓ Comprehensive wealth offering
- ✓ Conservative credit culture
- ✓ Strengthened and engaged management team

Core Businesses

- Private Wealth Management
- Trust Services
- Commercial Banking
- Private Banking
- Personal Banking

Complementary business lines and focus on exceptional service

What We Are Accomplishing

Reducing CRE & High-Cost Deposit Concentrations

- ✓ Sold $858mm of CRE loans across two transactions during Q2 2025, cumulative sales of $1.3bn since initiating our strategy in Q3 2024
- ✓ Proceeds used to pay down high-cost deposits leading to $1.3mm in expected PPNR[1] benefit in the third quarter
- ✓ Limited originations allow for continued reduction of CRE ratio to 365%[2] and 140 bps[2] of CET1 improvement since Q3 2024

Growing Commercial Banking

- ✓ Organic franchise build-out
- ✓ Targeting SMB and service businesses
- ✓ Focus on attractive markets in CA and FL

Accelerating Growth in Wealth

- ✓ QoQ AUM growth of $234mm
- ✓ Focus on cross-selling with commercial clients—opportunity pipeline building
- ✓ Leverage presence in affluent communities

Improving Operational Capabilities

- ✓ Continued progress on CECL methodology enhancement, expected completion by Q4'25
- ✓ Strengthen credit processes and controls
- ✓ Expand data and analytics capabilities

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

1) Use of Non-GAAP measures. Pre-provision, net revenue calculated as net interest income plus noninterest income, less noninterest expense
2) Capital ratios are preliminary pending filing of FFB's Call Report for June 30, 2025

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Copyright © 2023 First Foundation Inc. All Rights Reserved $ in millions Actuals Impacts from Loan Transactions Adjusted Results One-Time Loan Sale Components Net Interest Income $50.1 $1.2 $51.3 Noninterest Income 1.3 10.9 12.2 Total Revenue 51.4 12.1 63.5 Operating Expenses 59.9 -- 59.9 PPNR (8.5) 12.1 3.6 Provisions (2.4) -- (2.4) Income Before Taxes (10.9) 12.1 1.2 Net Income (7.7) 8.7 1.0 EPS ($0.09) $0.11 $0.01 KPIs Net Interest Margin 1.68% 1.72% PPNR / Average Assets NM 0.12% ROAA NM 0.03 ROATCE NM 0.39 Quarterly Results At-A-Glance | Actuals and Adjusted ➢ Includes foregone interest income of $1.2mm ➢ Excludes net loss on sale of -$10.4mm, servicing income of $76k and -$0.6mm of hedge unwind ➢ Assumes 28% effective tax rate on adjustments ➢ First Foundation continues to successfully execute on our previously announced strategic transformation ➢ During the quarter, the Company sold $858mm of CRE loans, resulting in one-time charges (1) ➢ The Company was profitable when adjusting for these transactions 3 1) Loan transactions include a $377mm loan sale which resulted in -$12.1mm of pre-tax impacts including -$10.6mm loss on sale, $1.2mm of foregone interest income, and -$0.4mm of costs related to the unwind of related hedges, partially offset by $76k of associated servicing income; and a $481mm securitization which resulted $0.0mm of pre-tax impacts including a $0.2mm gain on sale, partially offset by -$0.2mm of costs related to the unwind of related hedges 2) Use of Non-GAAP measures (1) (2) (2) (2) (2)

Positive Momentum | Second Quarter 2025 Key Themes

1 **Positive Core PPNR & NIM Trends**	▪ Net loss in second quarter largely a function of $(12.1) million pre-tax impacts from April loan sale ▪ Fully diluted EPS of $(0.09), adjusting for loan transactions brings "core" EPS to $0.01[(1)] ▪ Core PPNR[(1)] of $3.6 million, or $0.04 per share, vs $9.7 million or $0.11 per share in Q1'25 ▪ 1.68% Net Interest Margin (+1 bp QoQ); net interest income of $50.8 million understated due to $1.2 million of foregone interest income due to April loan sale (4bp drag) ▪ Stable core noninterest expense, FFA AUM/A up modestly QoQ
2 **Strong Credit Performance**	▪ Continued strong credit performance with net charge-offs less than 1 bps (0.00%) ▪ ACL on loans increased 4 bps to 0.50%, NPL ratio down 1 bps QoQ at 35 bps
3 **Completed Loan Sales to Plan**	▪ Completed two loan transactions in the quarter reducing CRE held-for-sale portfolio by $858 million, April loan sale had a $(12.1) million pre-tax impact to the quarter, June securitization contributed $0.0 million pre-tax impact ▪ CRE concentration of 365%[(2)] (meaningful improvement from 435% in Q1'25)
4 **Improving Deposit Quality**	▪ Reduced higher-cost MSR deposits by $0.5 billion or 50% and wholesale deposits by $0.2 billion or 9%. Retail channels (incl. Digital) continue modest growth trajectory with declining costs ▪ Loan-to-deposit ratio decreased to 93.4%; IB deposit costs -14 bps QoQ with 3.66% exit run-rate
5 **Stable Capital & Liquidity**	▪ CET1 of 11.08%[(2)] vs 10.63% in Q1'25 and 9.68% in Q3'24 (strategic repositioning initiated) ▪ Adjusted tangible book value per share[(3)] of $9.34, in line with YE24; growth resuming in 2H25

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

1) Use of Non-GAAP measures. Adjusts pre-provision, net revenue for the -$12.1 million pre-tax impacts related to the loan transactions
2) Capital ratios are preliminary pending filing of FFB's Call Report for June 30, 2025
3) Use of Non-GAAP measures. Adjusted TBVPS reflects the conversion of preferred shares into common

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Second Quarter 2025 GAAP Results

First Foundation Inc.

($ in millions, except per share data)

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Net Interest Income	$ 50.1	$ 51.8	$ 51.3	$ 49.1	$ 43.8	$ 38.4	$ 42.5	$ 52.1	$ 49.0	$ 58.8
Provision for Credit Losses	2.4	3.4	20.6	0.3	(0.8)	0.6	0.2	(2.0)	0.9	0.4
Total Noninterest Income	1.3	19.6	13.4	(105.6)	13.7	12.7	13.9	11.7	12.1	11.7
Total Revenue	**51.4**	**71.4**	**64.7**	**(56.5)**	**57.5**	**51.1**	**56.4**	**63.8**	**61.1**	**70.5**
Total Noninterest Expenses	**59.9**	**61.7**	**67.0**	**60.2**	**55.6**	**50.6**	**55.9**	**64.2**	**272.8**	**59.3**
Income Taxes	(3.2)	(0.6)	(8.8)	(34.8)	(0.4)	(0.9)	(2.3)	(0.6)	(0.3)	2.2
Net Income	**(7.7)**	**6.9**	**(14.1)**	**(82.2)**	**3.1**	**0.8**	**2.5**	**2.2**	**(212.3)**	**8.5**
Diluted Earnings Per Share	**(0.09)**	**0.08**	**(0.17)**	**(1.23)**	**0.05**	**0.01**	**0.05**	**0.04**	**(3.76)**	**0.15**
Net Interest Income ex. Customer Service Costs	**37.1**	**36.7**	**33.5**	**30.2**	**27.7**	**27.7**	**26.1**	**27.4**	**30.0**	**42.1**
Total Assets	**11,588.4**	**12,588.4**	**12,645.3**	**13,376.6**	**13,714.4**	**13,586.3**	**13,327.2**	**13,051.6**	**12,840.6**	**13,616.2**
Gross Loans Receivable (includes HFS)	8,025.1	8,996.8	9,227.2	9,877.3	10,087.3	10,086.3	10,177.8	10,283.4	10,584.2	10,669.8
Allowance for Credit Losses on Loans & Leases	(37.6)	(35.2)	(32.3)	(29.3)	(29.3)	(29.3)	(29.2)	(29.2)	(31.5)	(31.1)
All Other Assets	3,600.9	3,626.8	3,450.4	3,528.6	3,656.5	3,529.2	3,178.7	2,797.4	2,287.8	2,977.5
Total Liabilities	**10,537.7**	**11,527.8**	**11,591.9**	**12,306.8**	**12,781.2**	**12,657.5**	**12,401.9**	**12,132.4**	**11,925.0**	**12,482.4**
Total Deposits	8,593.7	9,561.6	9,870.3	10,304.6	10,756.3	10,639.0	10,688.9	10,812.2	10,807.0	10,051.7
Borrowings	1,842.8	1,674.3	1,425.4	1,691.5	1,716.6	1,705.5	1,409.1	984.3	802.2	2,122.0
Other Liabilities	101.2	291.8	296.3	310.7	308.3	313.1	303.9	335.9	315.9	308.7
Total Shareholders Equity (incl Pref)	**1,050.6**	**1,060.6**	**1,053.4**	**1,069.8**	**933.2**	**928.7**	**925.3**	**919.2**	**915.5**	**1,133.7**
Net Interest Margin	**1.68%**	**1.67%**	**1.58%**	**1.50%**	**1.36%**	**1.17%**	**1.36%**	**1.66%**	**1.51%**	**1.83%**
PPNR ROAA	**-0.39%**	**0.31%**	**-0.07%**	**-3.45%**	**0.05%**	**0.01%**	**0.01%**	**-0.01%**	**-6.40%**	**0.33%**
Non-interest Expense to Total Assets (1)	1.96%	1.96%	2.12%	1.80%	1.62%	1.49%	1.68%	1.97%	8.50%	1.74%

1) Q2'25 noninterest expense to total assets excluding customer service costs of 1.28%

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

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Copyright © 2023 First Foundation Inc. All Rights Reserved $0.3 $54.8 ($1.2) ($4.1) $49.8 3/31/25 PD and Nonaccrual Loans Change in 30- 89 PD Change in 90+ PD Change in Nonaccrual Loans 6/30/25 PD and Nonaccrual Loans 0.20% 0.00% 0.26% 0.20% Total 6 Robust Asset Quality 1) As percentage of loans HFI Second Quarter 2025 Highlights ◼ Significant progress in CECL methodology review and enhancement; ACL built 4 basis points to 0.50% ◼ Expect to continue building ACL as loan mix becomes more heavily weighted to C&I ◼ Total nonperforming assets of $40.8 million (0.35% of total assets) decreased 9.1% compared to first quarter ◼ Net charge-offs of less than 1 basis points in second quarter, loans past due decreased 5.7% compared to first quarter Past Due & Nonaccrual Loans (6/30/25) Portfolio Level Asset Quality ($ in millions) ($ in millions) ($ in millions) Asset Migration $49.8 • 31% of past due and nonaccrual loans are due to one borrower relationship One Borrower (9.1)% Relationship (1) 0.66% One Borrower Relationship (5.7)% $10.9 $3.2 $0.8 $0.4 $3.5 $15.3 $6.0 $9.8 $29.6 $9.5 $10.6 1-4 Family CRE C&I 30-89 PD 90+ PD Nonaccrual 1-4 Family (One Relationship) $15.3 1-4 Fmaily (All Other) $14.3 C&I $10.6 CRE $9.5

Copyright © 2023 First Foundation Inc. All Rights Reserved $267 $66 $455 $895 $1,124 3.76% 3.45% 4.18% 3.92% 6.66% 6.64% 6.64% 6.67% Variable Rate 2H25 2026 2027 > 2028 Multifamily WAR WAR (if Repriced 7/3/25) 7 Our Multifamily Strategic Plan | Reduce, Repayment, Repricing Note: Balances as of June 30, 2025; repricing rates as of July 3, 2025 1) Based on all loans reaching repricing dates in 2024 2) Does not include loans HFS or unearned fees and deferred loan expenses. Assumes no amortizations or prepayments Loan Repricing Opportunity (excl. HFS)(2) FY24 Activity ($ in millions) Proactively Reducing Balances Borrower Behavior(1) Excluding one charge-off of $657k, structure and customer behavior have led to pristine credit performance Prudent Originations in Strategic Plan Refinanced at FFWM 8.3% Flip to Variable Rate 55.5% Paid-Off at Par 36.2% Adjustable-rate loans represent 77% of Multifamily HFI loans Average implied spread of 290 bps $5,227 $129 $3,977 ($1,345) ($33) ($1) 6/30/24 Exposure Loans Sold Principal Payments Net Charge-Offs New Originations 6/30/25 Exposure

Copyright © 2023 First Foundation Inc. All Rights Reserved 8 Reducing Reliance on Wholesale Deposits and Declining Deposit Costs $254 $595 $338 $223 5.13% 4.78% 4.78% 4.69% 4.65% 4.70% 4.75% 4.80% 4.85% 4.90% 4.95% 5.00% 5.05% 5.10% 5.15% $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2H25 2026 2027 >2028 Balance Weighted avg rate 414 789 925 894 1,012 5,031 3,742 2,883 2,554 2,594 2,385 3,497 2,993 2,826 2,522 915 954 382 1,085 545 90 1,381 3,505 2,512 1,921 - 2,000 4,000 6,000 8,000 10,000 12,000 Dec'21 Dec'22 Dec'23 Dec'24 Jun'25 Digital Bank Retail Deposits Other MSR Account Wholesale Fundings ▪ Exited $540 million of higher cost MSR deposits (~4.60%) late in the second quarter following loan transactions ▪ Total deposit cost declined 14 bps QoQ and exited Q2’25 modestly below quarterly average (3.66% vs 3.70%) ▪ 60% of $1.4 billion brokered CD portfolio is scheduled to mature over next 18 months (weighted average interest rate of maturing balances at ~4.9%) ▪ Over the remainder of 2025, $264 million (61%) of non-brokered CDs are maturing; weighted average rate of 3.90% Deposit Composition Trend Maturing Brokered CDs and WAIR ($ in millions) ($ in millions, as of June 30th) Deposits

Copyright © 2023 First Foundation Inc. All Rights Reserved 9 Maintaining Strong Liquidity & Capital ◼ $7,312 million total insured and collateralized deposits ‒ 85% of total deposit balances ‒ Liquidity to uninsured and uncollateralized deposits ratio of 2.70x ◼ 28% liquidity on balance sheet (Cash & Securities / Total Assets) ◼ Stable insured deposit base ◼ 365% CRE Concentration Ratio(1) ◼ $87.7 million of Preferred Stock has unique, capital friendly structure: ‒ No dividend or liquidation preferences ‒ Upon sale or merger of the Company, automatically converts to common equity Abundant Liquidity Strong Excess Capital Position Minimum Buffer $2,364 ($ in millions) 1) Capital ratios are preliminary pending filing of FFB’s Call Report for June 30, 2025 Well Above Capital Minimums(1) $917 $1,282 $1,247 $240 $20 $209 $1,014 $3,646 Borrowing Capacity + Cash Uninsured and Uncollateralized Deposits FHLB FRB Federal Fund Lines Unaffiliated Lender Unpledged Securities Cash 11.1% 8.3% 14.7% 8.3% CET1 Leverage Total Risk-Based TCE / TA

Copyright © 2023 First Foundation Inc. All Rights Reserved 1.17% 1.36% 1.50% 1.58% 1.67% 1.68% 1.80% - 1.90% 2.10% - 2.20% 2.60% - 2.70% 5.50% 5.50% 5.00% 4.50% 4.50% 4.50% 4.28% 4.30% 4.29% 4.04% 3.84% 3.70% Q1 '24 Q2 '24 Q3 '24 Q4 '24 Q1 '25 Q2 '25 Q4 '25 Q4 '26 Q4 '27 10 Accelerating NIM Momentum After 2025 Fed Funds Rate Interest-Bearing Deposit Costs Reflects NIM Guidance Range Net Interest Margin ◼ Net Interest Margin expected to increase through FY 2025 with acceleration in FY 2026 and beyond ◼ Proactively lowering funding cost by reducing high-cost funding ◼ Multifamily loan repricing will drive higher yields ◼ Commercial Banking growth leading to higher yielding balances Drivers 1.72% Adjusted NIM(1) 1) Adjusted for impacts from loan transactions (Page 3)

Why Invest in First Foundation

Successfully Achieving Our Strategic Plan

- Growing NIM with Accelerating Momentum Beyond 2025; Continued Progress on Strategic Transformation

Strong Credit Quality

- Negligible (0.00%) Net Charge-Offs in Q2'25; Positive Borrower Behavior in Multifamily Lending

Solidified Balance Sheet

- 11.08% CET1[1]; 2.70x Liquidity to Uninsured and Uncollateralized Deposits

Presence in Great Markets

- Highly Attractive Footprint in California and Florida

Track Record of Expense Discipline

- Proactive Focus on Managing Expenses while Investing in the Franchise

Attractive Valuation

- Current Stock Price[2] of $4.93 Represents ~0.53x of Adjusted TBVPS[3] of $9.34; Peers Trade in Range of ~1.3x – 1.8x[4]

FIRST FOUNDATION
Copyright © 2023 First Foundation Inc. All Rights Reserved

1) Capital ratios are preliminary pending filing of FFB's Call Report for June 30, 2025
2) As of July 29, 2025
3) Use of Non-GAAP Measures; adjusted TBVPS reflects the conversion of preferred shares into common
4) Source: S&P Capital IQ Pro. Data as of July 29,2025. Reflects 25th percentile to 75th percentile range. Peers include: BANF, BANR, BFST, BOH, CATY, CPF, CVBF, FFIN, HAFC, HFWA, HOMB, HOPE, NBHC, SBCF, SBSI, SFBS, STEL, TCBK, and VBTX

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Copyright © 2023 First Foundation Inc. All Rights Reserved Appendix 12

Copyright © 2023 First Foundation Inc. All Rights Reserved Multifamily $3,288 41% Commercial Business $2,859 35% Single-Family $823 10% Loans Held for Sale $504 6% CRE Investment $528 7% Land and Construction $43 1% Consumer $2 0% Other $5 0% 13 Limited Lending Focused on Commercial 1) Includes $171 million in PPP loans 2) Includes $56 million in PPP loans 3) Excludes MTM on loans HFS (1) (2) $8,052(3) Total Loans $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 2020 2021 2022 2023 2024 2Q24 YTD 2Q25 YTD Commercial Business Multifamily CRE Investment Single-Family Other Loan Origination Composition Trend Loan Portfolio by Asset Class 2Q25 ($ in millions) ($ in millions)

Copyright © 2023 First Foundation Inc. All Rights Reserved 14 Loans Held For Investment - Net Activity Q1’25 Q2’25 Q4’24 Q2’25 $7,941 ($21) ($304) ($504) ($0) $0 $7,548 $436 Beginning Balance Total Originations Reclass Line Paydowns/ Scheduled Payments Prepayments Net Charge Offs Loans Acquired Ending Balance $7,685 $256 $0 ($156) ($236) ($0) $0 $7,548 Beginning Balance Total Originations Reclass Line Paydowns/ Scheduled Payments Prepayments Net Charge Offs Loans Acquired Ending Balance 2Q25 Loan Roll Forward 2Q25 YTD Loan Roll Forward

Multifamily – Portfolio Overview

Portfolio Characteristics (6/30/2025)

Average Loan Size	**$3.9 Million**
Average LTV[1]	**55%**
Average DSCR[2]	**1.32x**
% Delinquent	**0.25%**

Q2'25 Multifamily Composition[3]


($ in millions)
Adjustable Rate, 2,539 , 77%
Variable Rate, 267 , 8%
Fixed Rate, 481 , 15%
$3,288
Total Loans

Expertise and Underwriting

- Conservative underwriting to the lower of in-place rents or market and the higher of market or actual vacancy and expenses
  - **No credit is given for future or pro forma figures for rents**
- Loan amounts are underwritten to DSCRs using a qualifying rate that is higher than the initial rate for 3- and 5-year fixed loans and underwritten to stressed expenses (e.g., underwriting insurance coverage in California to no less than **20%** above YoY insurance premiums)
  - 7- and 10-year fixed are underwritten to the initial start rate
- Interest-only options for lower LTV and higher DSCR properties with strong sponsorship
  - All IO loans underwritten to a fully amortizing DSCR
- Sponsors are required to meet minimum liquidity requirements of 6-12 months principal, interest, taxes and insurance, and a minimum of 10% of the loan amount

High-level Portfolio Overview

- Primary focus is on small-balance (average size of $3.9 million) loans on non-luxury Essential Housing apartment stock
  - Average property has 22 units
  - Buildings tend to be older and smaller in size with over 60% of properties built between 1950-1980 catering towards at or below median income earners
- Loans are generally fixed for 3-, 5-, 7- and 10-year periods
- 30-year maturity with 30-year amortization

FIRST FOUNDATION

Copyright © 2023 First Foundation Inc. All Rights Reserved

1) LTV at time of origination
2) Represents the actual fully amortizing DSCR based on the initial interest rate, loan amount and property's NOI at time of origination
3) Excluding HFS

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Copyright © 2023 First Foundation Inc. All Rights Reserved First Foundation NCO Average, 0.04% Peer NCO Average, 0.13% -0.01% 0.09% 0.19% 0.29% 2020 2021 2022 2023 2024 2Q25 First Foundation NCOs/Average Loans Peer NCOs/Average Loans First Foundation NCO Average Peer NCO Average 16 Strong Historical Credit Quality 1) UPBR peer group includes commercial banks with assets between $3 billion and $10 billion for data through Q3’21 Starting in Q4’21 peer group includes commercial banks with assets between $10 and $100 billion 2) Ratio defined as total loans and leases on nonaccrual status divided by total loans and leases 3) Ratio defined as loan and lease charge-offs, net of recoveries divided by average total loans and leases 4) Peer group data based on the most recently available UBPR report of Q4’24 (4) (1)(3) Peer Average 3.3x First Foundation Multifamily Equipment Finance & Other 3 Commercial Relationships 0.30% 0.14% 0.13% 0.15% 0.39% 0.37% 0.35% 0.11% 0.10% 0.12% 0.43% 0.43% 0.55% 0.40% 0.32% 0.42% 0.58% 0.60% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% YE 2020 YE 2021 YE 2022 YE 2023 YE 2024 2Q25 First Foundation NPAs/Assets First Foundation NPLs/Loans Peer NPLs/Loans (4) (1)(2) Non-Performing Loans and Assets Net Charge-offs (NCOs)/Average Loans

Copyright © 2023 First Foundation Inc. All Rights Reserved 17 Tangible Book Value Per Share Reconciliation ◼ The $228 million July 2024 Capital Raise strengthened capital and increased go-forward flexibility ◼ TBV per share (as adjusted) reflects the conversion of remaining Series A preferred shares, adding $87.6 million of common equity and 29.8 million common shares Tangible Book Value Per share TBV Per Share (as adjusted)(1) 1) Use of Non-GAAP Measures; adjusted TBVPS reflects the conversion of the preferred shares $14.92 $16.20 $16.30 $9.36 $9.42 $9.34 YE 2021 YE 2022 YE 2023 YE 2024 1Q25 2Q25 GAAP Tangible Book Value Per Share Tangible Book Value Per Share (as adjusted)(1) Shareholders Common Equity $962,977.0 Shareholders Common Equity $962,977.0 Less: Intangible Assets $2,947.0 Convertibe Preferred Equity $87,649.0 Tangible Common Equity (TCE) $960,030.0 Less: Intangible Assets $2,947.0 Adjusted Tangible Common Equity (TCE) $1,047,679 Common Shares Outstanding 82,386,071 Common Shares Outstanding 82,386,071 Tangible Book Value Per Share $11.65 Common Shares Underlying the Series A Preferred Shares 29,811,000 Basic Common Shares Outstanding Upon Conversion (Adjusted) 112,197,071 Tangible Book Value Per Share (as adjusted)(1) $9.34

Copyright © 2023 First Foundation Inc. All Rights Reserved 18 Non-GAAP Return on Average Tangible Common Equity, Adjusted Return on Average Assets and Net Income 1) Annualized net income divided by average shareholders’ equity 2) Annualized adjusted net income available to common shareholders divided by average tangible common equity 3) Annualized net income divided by average assets 4) Annualized adjusted net income divided by average assets 5) Use of Non-GAAP measure Return on average tangible common equity was calculated by excluding average goodwill and intangibles assets from the average shareholders’ equity during the associated periods. Adjusted return on average assets represents adjusted net income (loss) attributable to common shareholders divided by average total assets. Adjusted net income (loss) attributable to common shareholders includes various adjustments to net income (loss) and any associated tax effect of those adjustments during the associated periods. The table below provides a reconciliation of the GAAP measure of return on average equity to the non-GAAP measure of return on average tangible common equity. The table below also provides a reconciliation of the GAAP measure of net income (loss) to the non-GAAP measure of adjusted net income (loss) attributable to common shareholders. The table below also provides a reconciliation of the GAAP measure of return on average assets to the non-GAAP measure of adjusted return on average assets.

Copyright © 2023 First Foundation Inc. All Rights Reserved 19 Non-GAAP Tangible Common Equity Ratio, Tangible Book Value Per Share, And Adjusted Earnings (Loss) Per Share Tangible shareholders’ equity, tangible common equity to tangible asset ratio, tangible common equity, tangible book value per share, and adjusted earnings (loss) per share (basic and diluted) are non-GAAP financial measurements determined by methods other than in accordance with U.S. GAAP. Tangible common equity is calculated by taking shareholder’s equity and subtracting preferred stock, goodwill and intangible assets. Tangible common equity to tangible asset ratio is calculated by taking tangible common equity and dividing by tangible assets which is total assets excluding the balance of goodwill and intangible assets. Tangible book value per common share is calculated by dividing tangible common equity by basic common shares outstanding, as compared to book value per share, which is calculated by dividing shareholders’ equity by basic common shares outstanding. Adjusted earnings (loss) per share (basic and diluted) is calculated by dividing adjusted net income (loss) attributable to common shareholders by average common shares outstanding (basic and diluted). The reconciliation of GAAP net (loss) income to adjusted net income (loss) attributable to common shareholders is presented on slide 18 in “Non-GAAP Return on Average Tangible Common Equity (ROATCE), Adjusted Return on Average Assets and Net Income.” The table below provides a reconciliation of the GAAP measure of shareholders’ equity to tangible shareholders’ equity and tangible common equity. The table below also provides a reconciliation of the GAAP measure of equity to asset ratio to the non-GAAP measure of tangible common equity to tangible assets ratio. The table below also provides a reconciliation of GAAP measure of book value per share to the non-GAAP measure of tangible book value per common share. The table below also provides a reconciliation of the GAAP measure of net (loss) income per share (basic and diluted) to the non-GAAP measure of adjusted earnings (loss) per share (basic and diluted).

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